Exhibit 10.2
EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”), dated as of March 10, 2010, is entered into by and between Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), and each of the holders of the Old Debentures (as defined below) set forth on each of Schedule 1, Schedule 2 and Schedule 3 hereto, severally and not jointly (collectively, the “Holders”).
BACKGROUND
A. On February 18, 2004, the Company issued senior debentures due 2024 and convertible into shares of the Company’s common stock, par value $0.10 per share (“Common Stock”), with an initial aggregate original principal amount of $150 million and accruing interest at a rate of 2.625% per annum pursuant to that certain Purchase Agreement, dated as of February 11, 2004, by and between the Company and Wachovia Capital Markets, LLC (such debentures collectively, the “Old Debentures”); such Old Debentures being in the form of beneficial interests in a global note held by The Depository Trust Company (“DTC”).
B. The Holders are the lawful and beneficial owners of $12,737,000 in aggregate principal amount of the Old Debentures (“Original Principal Amount”).
C. The Company desires to exchange certain of the Old Debentures for newly-issued senior debentures due 2014 and convertible into shares of the Company’s Common Stock in a form substantially similar to that attached hereto as Exhibit A (the “New Debentures”) in accordance with the terms of Exchange Agreements to be entered into between the Company and the holders of such Old Debentures in a form substantially similar to this Agreement.
D. The New Debentures shall have terms substantially similar to the terms of the Old Debentures, subject to certain exceptions, including, without limitation, that such New Debentures shall accrue interest at a rate of 10.125% per annum and the principal amount of such New Debentures shall be an amount equal to the Original Principal Amount (the “Exchange Amount”). Accrued interest on the Old Debentures through the day prior to the Closing Date (as defined below) shall be paid in a one-time cash payment to each Holder. There shall be no minimum number of holders of New Debentures.
E. The Holders wish to exchange each of their Old Debentures for New Debentures on the terms and conditions described herein (the “Exchange”).
F. The Exchange is being made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT
In consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1. The Exchange.
(a) Exchange of Old Debentures. Subject to the satisfaction of the conditions set forth in Article 4 and Article 5 hereof, each Holder shall transfer and deliver its Old Debentures (or cause to be delivered) to U.S. Bank National Association, as successor to Wachovia Bank, National Association, as trustee for the Old Debentures, via electronic delivery in exchange for New Debentures in the Exchange Amount in accordance with the terms hereof and the applicable procedures of DTC. The Company shall furnish to the Holders the name of the Company’s broker or other exchange agent who is a DTC participant and such broker or exchange agent’s account number prior to the Closing Date in order to effect such delivery.
(b) Issuance of New Debentures. The Company shall cause U.S. Bank National Association, as trustee for the New Debentures, to credit each Holder’s DTC account(s) as set forth in a direction substantially in the form of Schedule A hereto, or such other DTC account as each such Holder may direct in writing at least four business days before the Closing Date, with New Debentures in the Exchange Amount against transfer and delivery to the Company of the Holders’ Old Debentures in accordance with the terms of Article 1 hereof.
(c) Certain Acknowledgements of the Parties. Each of the Company and the Holders hereby acknowledges that:
(i) the issuance of the New Debentures in the Exchange constitutes satisfaction in full of any and all amounts (including, without limitation, principal, interest and any other fees or amounts, subject to the payment by the Company of all accrued interest on the Old Debentures through the day prior to the Closing Date) owed by the Company to the Holders under the Holders’ Old Debentures; and
(ii) subject to the accuracy of the representations and warranties of the other party in this Agreement, the New Debentures are being issued without registration under the Securities Act in reliance upon Section 3(a)(9) thereof.
2. Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall occur at 10:00 a.m. (New York City local time), or at such other time as the parties agree upon, on March 30, 2010 or, if the conditions to Closing set forth in Article 4 and Article 5 hereof (other than conditions that by their terms can only be satisfied on the Closing Date) have not been satisfied or waived by such date, then on the second business day after the last of such conditions to Closing has been satisfied or waived by the party entitled to waive the same or on any such other date as to which the parties mutually agree in writing (the “Closing Date”).
3. Representations and Warranties.
(a) Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders as follows:
(i) Organization; Authority. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and to perform its obligations hereunder.

(ii) No Conflicts. The execution, delivery and performance by the Company of this Agreement and, at the Closing, the New Debentures, does not and shall not (A) violate (1) any provision of law, order, rule or regulation applicable to the Company or any of its subsidiaries, or (2) the articles of incorporation or bylaws or the organizational documents of the Company or any of its subsidiaries, or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which the Company or any of its subsidiaries is a party.
(iii) Authorization; Binding Obligation. This Agreement and, at the Closing Date, the New Debentures have been duly authorized, executed and delivered by the Company, the indenture relating to the New Debentures (the “New Indenture”) shall be duly and validly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming the due execution and delivery of this Agreement and the New Debentures by each Holder, this Agreement and the New Debentures are legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally.
(iv) Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and, at the Closing, the New Debentures, does not contravene any existing filing with any governmental authority and does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any federal, state or other governmental authority or regulatory body, except for (A) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance of the New Debentures, and (B) such other filings as may be necessary or required by the Securities and Exchange Commission (the “SEC”).
(v) Representation by Counsel. The Company has been represented by counsel in connection with the execution of this Agreement and the New Debentures and the transactions contemplated hereby and thereby.
(vi) No Brokers. The Company has not engaged any broker, finder or other entity that is entitled to any commission or other fee in connection with the Exchange that does not meet all requirements of Section 3(a)(9) of the Securities Act.
(vii) Issuance of the New Debenture Shares. The shares of the Company’s Common Stock issuable upon conversion of the New Debentures (“New Debenture Shares”) are duly authorized and, upon issuance in accordance with the terms of this Agreement and the New Debentures, will be duly and validly issued and free from all taxes, liens and charges with respect to the issue thereof and the New Debenture Shares shall be fully paid and nonassessable.

(viii) No Default under Old Debentures. No Default or Event of Default has occurred or is continuing under the terms of the Old Debentures.
(ix) No Litigation. There are no (A) actions, suits or proceedings pending or overtly threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official, or (B) judgments, injunctions, orders, or decrees binding upon the Company or any of its properties.
(x) SEC Filings. The Company’s Annual Report on Form 10-K most recently filed with the SEC and all subsequent reports which have been filed by the Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended, when filed, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b) Representations and Warranties of the Holders. Each Holder hereby represents and warrants to the Company as follows:
(i) Organization; Authority. Such Holder is duly organized or established, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate or other power and authority to enter into this Agreement and to carry out the transactions contemplated hereby and to perform its obligations hereunder.
(ii) No Conflicts. (A) Putnam Investment Management, LLC, the Putnam Advisory Company, LLC or Putnam Fiduciary Trust Company, as the case may be, has the authority to execute this Agreement on behalf of such Holder as such Holder’s investment advisor, and (B) the execution, delivery and performance by such Holder of this Agreement and the New Debentures does not and shall not (1) violate (a) any provision of law, order, rule or regulation applicable to such Holder or any of its affiliates, or (b) the respective certificates of incorporation, bylaws or other organizational or constitutional documents of such Holder or those of any of its affiliates, or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which such Holder or any of its affiliates is a party.
(iii) Authorization; Binding Obligation. This Agreement has been duly authorized, executed and delivered by such Holder and, assuming the due execution and delivery of this Agreement by the Company, this Agreement is a legally valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally.
(iv) Governmental Authorization. The execution, delivery and performance by such Holder of this Agreement does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any federal, state or other governmental authority or regulatory body, except for (A) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance of the New Debentures, and (B) such other filings as may be necessary or required by the SEC.

(v) Representation by Counsel. Such Holder has been, or has had the opportunity to be, represented by counsel in connection with the execution of this Agreement and the transactions contemplated hereby.
(vi) Title and Ownership. Such Holder is the lawful and beneficial owner of its Old Debentures with the requisite power and authority to assign, transfer and dispose of such Old Debentures. Such Holder’s Old Debentures are owned by such Holder free and clear of any liens, encumbrances, equities or claims and the transfer, assignment and delivery of such Old Debentures in accordance with this Agreement will convey to the Company good title to such Old Debentures, free and clear of liens, claims, equities and encumbrances.
(vii) Not an Affiliate or 5% Beneficial Owner. Such Holder, together with its affiliates, (A) is not at present, and have not been during the preceding three months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act, (B) immediately after giving effect to the Exchange and assuming issuance of the New Debenture Shares, will not beneficially own 5% or more of the outstanding shares of the Company’s Common Stock, and (C) immediately after giving effect to the Exchange and assuming issuance of the New Debenture Shares, will not hold in its accounts shares of the Company’s Common Stock amounting to 5% or more of the outstanding shares of the Company’s Common Stock.
(viii) Not Registered; No Registration Obligations. Such Holder acknowledges that (A) neither the New Debentures nor the New Debenture Shares have been, nor will be, registered under the Securities Act, and that any sales by such Holder of the New Debentures or any New Debenture Shares shall be conducted in accordance with an available exemption under the Securities Act, and (B) the Company shall have no obligation whatsoever to register the New Debentures or New Debenture Shares under the Securities Act.
(ix) No Brokers. Such Holder has not engaged any broker, finder or other entity acting under the authority of such Holder or any of its affiliates that is entitled to any commission or other fee in connection with the Exchange.
(x) Holders’ Knowledge and Experience. Such Holder has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the Exchange and acquiring the New Debentures and the New Debenture Shares and, in connection therewith, such Holder acknowledges that (A) the Company makes no representation regarding the value of the Old Debentures, the New Debentures or the New Debenture Shares, (B) the rights and privileges of holders of shares of the Company’s Common Stock are substantially different from the rights of holders of the Old Debentures (described in the indenture relating to the Old Debentures), and (C) such Holder has independently, and without reliance upon the Company or its representatives, made its own analysis and decision to enter into the Exchange and exchange the Old Debentures for the New Debentures.

(xi) Acting Independently. In entering into this Agreement and the transactions contemplated hereby, such Holder acknowledges that such Holder has and is acting for itself and not at the direction or instruction of the Company or its representatives, and such Holder has not held and will not hold itself out as an agent of the Company in connection with the transactions contemplated hereby or in connection with any subsequent sale of the New Debentures or the New Debenture Shares.
(xii) Accredited Investor. Such Holder is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
(xiii) No Advice Regarding Tax Treatment. Neither the Company nor its representatives has made any representation to the Holders regarding the tax treatment of the Exchange on such Holder, and such Holder has independently, and without reliance upon the Company or its representatives, reached its own conclusions regarding such tax treatment.
4. Conditions to the Company’s Obligations. The obligations of the Company at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the sole benefit of the Company and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:
(a) Execution of the Agreement. Each Holder shall have executed this Agreement and delivered the same to the Company.
(b) Transfer of the Old Debentures. Each Holder shall have duly and validly transferred and delivered its Old Debentures to the Company or its order in accordance with the terms of Article 1 hereof.
(c) Representations and Warranties. The representations and warranties of the Holders in this Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time.
(d) No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
(e) Necessary Filings. The Company shall have made all filings under all applicable federal or state securities laws and rules of the New York Stock Exchange necessary to consummate the issuance of the New Debentures (including all filings necessary to qualify the New Indenture under the Trust Indenture Act) pursuant to this Agreement in compliance with such laws and requirements and shall have obtained all authorizations, approvals and acceptances necessary to consummate the transactions contemplated hereby and such authorizations, approvals and acceptances shall be effective as of the Closing Date.

5. Conditions to the Holders’ Obligations. The obligations of the Holders at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the sole benefit of each Holder and may be waived by such Holder at any time in its sole discretion by providing the Company with prior written notice thereof:
(a) Execution of the Agreement. The Company shall have executed this Agreement and delivered the same to the Holders.
(b) Delivery of the New Debentures. The Company shall have caused the New Debentures to be delivered to each Holder against delivery by such Holder of the Holders’ Old Debentures in accordance with the terms of Article 1 hereof.
(c) Payments under the Old Debentures. Each Holder shall have been paid in full for all interest accruing on its Old Debentures through the day prior to the Closing Date.
(d) Escrow Agreement. The Company shall have executed that certain Escrow Agreement to be entered into by and among the Company, as depositor, U.S. Bank National Association, as trustee under the New Indenture, and U.S. Bank National Association, as escrow agent (the “Escrow Agreement”), and the Escrow Account (as defined in the Escrow Agreement) shall be fully funded with all payments due on the New Debentures through the maturity.
(e) Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct as of the date when made and as of the Closing Date as though made at that time.
(f) No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.
6. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
7. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by facsimile, and in each case, if to the Company, to:
Safeguard Scientifics, Inc.
435 Devon Park Drive, Building 800
Wayne, PA 19087
Attention: General Counsel
Facsimile: (610) 975-4984

with a copy to (which shall not constitute notice):
Morgan, Lewis and Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
Attention: Justin W. Chairman
Facsimile: 215.963.5001
if to a Holder, to:
Putnam Investments
One Post Office Square
Boston, MA 02109
Attention: Robert Salvin
with a copy to (which shall not constitute notice):
Putnam Investment Management, LLC
One Post Office Square
Boston, MA 02109
Attention: General Counsel
Facsimile: 617.760.1625
Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt by the addressee.
8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
9. Entire Agreement. This Agreement and the New Debentures constitute the entire agreement among the parties pertaining to the Exchange and supersedes the parties’ prior agreements, understandings, negotiations and discussions, whether oral or written, on such matters, and this Agreement shall not be amended, changed, supplemented, waived or otherwise modified or terminated except by instrument in writing signed by each of the parties hereto.

10. Miscellaneous. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto. This Agreement is intended to bind and inure to the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile or as an attachment to an electronic mail message in PDF or similar format shall be as effective as delivery of a manually executed counterpart. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. This Agreement shall be solely for the benefit of the signatories to this Agreement, and no other person or entity shall be a third-party beneficiary hereof. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
11. Obligations Limited. In the event that any Holder is a Putnam Investments registered investment company, a copy of the Declaration of Trust of each such Holder (each, a “Putnam Fund”) is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is given that this Agreement is executed on behalf of the Trustees of each Putnam Fund as Trustees, and not individually, and that the obligations of this Agreement are not binding on any of the Trustees or Officers or shareholders of such Putnam Fund individually, but are binding only on the assets and property of such Putnam Fund with respect to its obligations hereunder.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

SAFEGUARD SCIENTIFICS, INC.
By:	/s/ Brian J. Sisko
	Name:	Brian J. Sisko
	Title:	Senior Vice President and General Counsel

EACH HOLDER LISTED ON SCHEDULE 1 HERETO BY: PUTNAM INVESTMENT MANAGEMENT, LLC, as Investment Adviser
By:	/s/ Robert L. Salvin
	Name:	Robert L. Salvin
	Title:	Managing Director

EACH HOLDER LISTED ON SCHEDULE 2 HERETO BY: THE PUTNAM ADVISORY COMPANY, LLC, as Investment Adviser
By:	/s/ Robert L. Salvin
	Name:	Robert L. Salvin
	Title:	Managing Director

EACH HOLDER LISTED ON SCHEDULE 3 HERETO BY: PUTNAM FIDUCIARY TRUST COMPANY, as Investment Adviser
By:	/s/ Robert L. Salvin
	Name:	Robert L. Salvin
	Title:	Managing Director
[Putnam Exchange Agreement]

SCHEDULE 1
Putnam Investment Management, LLC

Sleeve	Parent	Name	Original Principal Amount
008	008	Putnam Convertible Income-Growth Trust	8,600,000
205	014	Putnam High Yield Trust	382,000
409	061	Putnam High Income Securities Fund (formerly Putnam High Income Bond Fund)	200,000
409	061	Putnam High Income Securities Fund (formerly Putnam High Income Bond Fund)	1,600,000
7HS	7BF	Putnam Income Strategies Fund (formerly Putnam Income Opportunities Fund)	55,000
FJ3	EE9	Ohio Tuition Trust Authority — Ohio Variable College Savings Trust Fund — Putnam CollegeAdvantage GAA Conservative Portfolio	7,000
FK9	EF3	Ohio Tuition Trust Authority — Ohio Variable College Savings Trust Fund — Putnam CollegeAdvantage GAA Growth Portfolio	17,000
FG8	ER4	Ohio Tuition Trust Authority — Ohio Variable College Savings Trust Fund — Putnam CollegeAdvantage GAA Balanced Portfolio	19,000

SCHEDULE 2
The Putnam Advisory, LLC

Sleeve	Parent	Name	Original Principal Amount
3NW	1BS	Putnam High Yield Fixed Income Fund, LLC	9,000
DU5	DU5	IG Putnam U.S. High Yield Income Fund	25,000
DZ9	DZ9	Stichting Pensioenfonds voor Fysiotherapeuten	30,000
8SC	8SC	LGT Capital Invest (SC3) Limited — U.S. High Yield Convertible	1,480,000
AH8	AH8	Interpolis Pensioenen Global High Yield Pool	105,000
3YB	3YA	Marsh & McLennan Companies, Inc. U.S. Retirement Plan — High Yield	108,000

SCHEDULE 3
Putnam Fiduciary Trust Company

Sleeve	Parent	Name	Original Principal Amount
BJ2	BC3	Putnam Retirement Advantage GAA Income Strategies Portfolio	100,000

SCHEDULE B
DTC DIRECTION
Delivery of Old Debentures
Old Debentures will be delivered by DTC from the following account(s) of the Holder(s):

Par
Institution
DTC No.
Credit Account No.

Issuance of New Debentures
New Debentures will be delivered by DTC from the following account of the Trustee:

Par
Institution
DTC No.
Credit Account No.

To the following account(s) of the Holder(s):

Par
Institution
DTC No.
Credit Account No.

EXHIBIT A
FORM OF NEW DEBENTURE
[See attached]